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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-84425, 333-84287, and 333-27187 of National Vision, Inc. (the "Company") on
Form S-8 of our report dated April 2, 2004, appearing in this Annual Report on Form 10-K of National Vision, Inc. for the year ended January 3, 2004.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 2, 2004